UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): April 20, 2007

GARDNER COURT INDUSTRIES, Inc.
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(Name of Small Business Issuer in its charter)

Florida	20-5311503
(State or other jurisdiction of	(I.R.S. employer
incorporation or formation)	identification number)

2503 W. Gardner Ct.
Tampa FL	33611
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(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: 813.335.4343

File Number: 005-82119

Item1.01Entry into a Material Definitive Agreement.

A SECURITIES PURCHASE AND SHAREHOLDERS AGREEMENT was entered into as of  April 20, 2007, by and between Shaanxi Xindongxin Medicine Limited Company, a Chinese corporation in the Chinese medicine and related products business, and Gardner Court Industries, Inc. (“Purchaser”).

Purchaser has agreed to subscribe one million shares of the Company, to take 100  % of the equity interest in the Company for a purchase price of US$178,089 .

The Company shall submit documents to obtain the Business License of Foreign Investor Enterprise (FIE) and register with necessary governmental departments and Purchaser shall deliver to the Company, by wire transfer, US$178,089  within fourteen (14) days whenever the Business License of FIE is obtained.

ITEM 9.01 Exhibits

10.1 Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardner Court Industries, Inc.
(Registrant)

Dated: April 20, 2007	By:	/s/ Brandon Williams
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Brandon Williams,
President